Filed Pursuant to Rule 433
Registration No. 333-213187

Pricing Term Sheet

6-year Senior Fixed-to-Floating Rate Notes due 2024

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,100,000,000 3.922% senior fixed-to-floating rate notes due 2024

Issue Price:	100.000%

Maturity Date:	September 11, 2024

Fixed Rate Period:	From and including September 11, 2018 to, but excluding, September 11, 2023

Floating Rate Period:	From and including September 11, 2023 to, but excluding, the Maturity Date

Treasury Benchmark:	5-year U.S. Treasury, 2.750% due August 31, 2023

Treasury Benchmark Price / Yield:	99-28 3/4 / 2.772%

Spread to Treasury Benchmark:	115 basis points

Reoffer Yield:	3.922%

Fixed Rate Coupon:	3.922%, payable semiannually in arrears during the Fixed Rate Period

Floating Rate Coupon:	An annual floating rate equal to the Three-month U.S. Dollar LIBOR plus 1.00%, payable quarterly in arrears during the Floating Rate Period

Interest Payment Dates during the Fixed Rate Period:	March 11 and September 11 of each year, starting on March 11, 2019 and ending on September 11, 2023

Interest Payment Dates during the Floating Rate Period:	December 11, 2023 and March 11, June 11, and September 11, 2024

Day Count:	30/360 during the Fixed Rate Period, ACT/360 during the Floating Rate Period

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 5, 2018

Settlement Date:	September 11, 2018 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on September 11, 2023, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Senior Co-Managers:	Natixis Securities Americas LLC and HSBC Securities (USA) Inc.

Co-Managers:	Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, BNY Mellon Capital Markets, LLC, Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., KKR Capital Markets LLC, Santander Investment Securities Inc., Société Générale and Westpac Banking Corporation

CUSIP:	60687Y AS8

ISIN:	US60687YAS81

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

11-year Senior Fixed-to-Floating Rate Notes due 2029

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,000,000,000 4.254% senior fixed-to-floating rate notes due 2029

Issue Price:	100.000%

Maturity Date:	September 11, 2029

Fixed Rate Period:	From and including September 11, 2018 to, but excluding, September 11, 2028

Floating Rate Period:	From and including September 11, 2028 to, but excluding, the Maturity Date

Treasury Benchmark:	10-year U.S. Treasury, 2.875% due August 15, 2028

Treasury Benchmark Price / Yield:	99-24 / 2.904%

Spread to Treasury Benchmark:	135 basis points

Reoffer Yield:	4.254%

Fixed Rate Coupon:	4.254%, payable semiannually in arrears during the Fixed Rate Period

Floating Rate Coupon:	An annual floating rate equal to the Three-month U.S. Dollar LIBOR plus 1.27%, payable quarterly in arrears during the Floating Rate Period

Interest Payment Dates during the Fixed Rate Period:	March 11 and September 11 of each year, starting on March 11, 2019 and ending on September 11, 2028

Interest Payment Dates during the Floating Rate Period:	December 11, 2028 and March 11, June 11, and September 11, 2029

Day Count:	30/360 during the Fixed Rate Period, ACT/360 during the Floating Rate Period

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 5, 2018

Settlement Date:	September 11, 2018 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on September 11, 2028, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Senior Co-Managers:	Natixis Securities Americas LLC and HSBC Securities (USA) Inc.

Co-Managers:	Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, BNY Mellon Capital Markets, LLC, Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., KKR Capital Markets LLC, Santander Investment Securities Inc., Société Générale and Westpac Banking Corporation

CUSIP:	60687Y AT6

ISIN:	US60687YAT64

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

Senior Floating Rate Notes due 2024

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$ 650,000,000 senior floating rate notes due 2024

Issue Price:	100.000%

Maturity Date:	September 11, 2024

Interest Rate:	Three-month U.S. Dollar LIBOR plus 1.00%

Interest Payment Dates:	March 11, June 11, September 11 and December 11 of each year, starting on December 11, 2018

Day Count:	ACT/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 5, 2018

Settlement Date:	September 11, 2018 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on September 11, 2023, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Senior Co-Managers:	Natixis Securities Americas LLC and HSBC Securities (USA) Inc.

Co-Managers:	Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, BNY Mellon Capital Markets, LLC, Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., KKR Capital Markets LLC, Santander Investment Securities Inc., Société Générale and Westpac Banking Corporation

CUSIP:	60687Y AU3

ISIN:	US60687YAU38

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.